UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2010

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On November 30, 2010, Scout Investment Advisors ("Scout"), a wholly-owned subsidiary of UMB Financial Corporation ("UMB") amended the asset purchase agreement (the "Purchase Agreement") with Reams Asset Management ("Reams") that was originally signed on September 1, 2010. Under the original agreement, Reams was entitled to receive $1 million in unregistered common stock of UMB if at least ninety-five percent (95%) of the revenue is retained by the determination date (as defined in the Purchase Agreement) for such years. Under the amendment to the Purchase Agreement, Reams will be entitled to receive a $1 million cash payment if at least ninety-five percent of the revenue is retained by the determination date instead of unregistered common stock of UMB.

Item 8.01.    Other Events

On November 30, 2010, Scout issued a press release announcing that it had completed the acquisition of Reams. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press release announcing the completion of Reams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: December 01, 2010	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing Reams closing